                                                            Exhibit No. 8(a)(iv)

                TRANSFER AGENCY AND RELATED SERVICES AGREEMENT
                ----------------------------------------------

                           (LIR LIQUID ASSETS FUND)

     THIS AGREEMENT is made as of February 1, 2000 by and between PFPC INC., a Massachusetts corporation ("PFPC"), and MITCHELL HUTCHINS LIR MONEY SERIES, a Delaware business trust (the "Fund").

                                 W I T N E S S E T H:

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and related services agent to the Fund's Portfolios (as hereinafter defined) and PFPC wishes to furnish such services.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.    DEFINITIONS.  AS USED IN THIS AGREEMENT:
           ---------------------------------------
               (a)  "1933 Act" means the Securities Act of 1933, as amended.
                    ----------

               (b)  "1934 Act" means the Securities Exchange Act of 1934, as
                    ----------
                    amended.

               (c)  "Authorized Person" means any officer of the Fund and any
                    -------------------
other person duly authorized by the Fund's Board of Trustees ("Board") to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

               (d)  "CEA" means the Commodities Exchange Act, as amended.
                    -----

               (e)  "Oral Instructions" mean oral instructions received by PFPC
                    -------------------
from an Authorized Person.

               (f)  "Portfolio" means a series or investment portfolio of the
                    -----------
Fund identified on Annex A hereto, as the same may from time to time be amended, if the Fund consists of more than one series or investment portfolio; however, if the Fund does not have separate series or investment portfolios, then this term shall be deemed to refer to the Fund itself.

               (g)  "SEC"  means the Securities and Exchange Commission.
                    -----

               (h)  "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940
                    -----------------
Act and the CEA.

               (i)  "Shares" mean the shares of common stock or beneficial
                    --------
interest of any series or class of the Fund.

               (j)  "Written Instructions" mean written instructions signed by
                    ----------------------
an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

          2.   APPOINTMENT. The Fund hereby appoints PFPC to serve as transfer
               -----------
agent, registrar, dividend disbursing agent and related services agent to the Fund, but only with respect to those Portfolios which are listed on Annex A hereto, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

          3.  DELIVERY OF DOCUMENTS. The Fund (or a particular Portfolio, as
              ---------------------
appropriate) has provided or, where applicable, will provide PFPC with the following:

              (a) Certified or authenticated copies of the resolutions of the Fund's Board approving the appointment of PFPC to provide services to the Fund and approving this Agreement;

              (b) A copy of each executed broker-dealer agreement with respect to each Fund; and

              (c) Copies (certified or authenticated if requested by PFPC) of any post-effective amendment to the Fund's registration statement, advisory agreement, distribution agreement, shareholder servicing agreement and all amendments or supplements to the foregoing upon request.

          4.  COMPLIANCE WITH RULES AND REGULATIONS. PFPC undertakes to comply
              -------------------------------------
with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any of its Portfolios.

          5.  INSTRUCTIONS.
              ------------

              (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions and Written Instructions.

              (b) PFPC shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or of any vote, resolution or proceeding of the Fund's Board or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

              (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the next day after such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

     6.  RIGHT TO RECEIVE ADVICE.
         -----------------------

         (a) Advice of the Fund.  If PFPC is in doubt as to any action it
             ------------------
should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

         (b) Advice of Counsel. If PFPC shall be in doubt as to any question of
             -----------------
law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

         (c) Conflicting Advice.  In the event of a conflict between
             ------------------
directions, advice or Oral Instructions or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

         (d) Protection of PFPC.  PFPC shall be protected in any action it
             ------------------
takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral Instructions or Written Instructions, or
(ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

     7.  RECORDS; VISITS. PFPC shall prepare and maintain in complete and
         ---------------
accurate form all books and records necessary for it to serve as transfer agent, registrar, dividend disbursing agent and related services agent to each Portfolio, including (a) all those records required to be prepared and maintained by the Fund under the 1940 Act, by other applicable Securities Laws, rules and regulations and by state laws and (b) such books and records as are necessary for PFPC to perform all of the services it agrees to provide in this Agreement and the appendices attached hereto, including but not limited to the books and records necessary to effect the conversion of a particular class of shares (should the Fund establish such classes), the calculation of any contingent deferred sales charges and the calculation of any front-end sales charges. The books and records pertaining to the Fund, which are in the possession or under the control of PFPC, shall be the property of the Fund. The Fund and Authorized Persons shall have access to such books and records in the possession or under the control of PFPC at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records in the possession or under the control of PFPC shall be provided by PFPC to the Fund or to an Authorized Person. Upon reasonable notice by the Fund, PFPC shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visits by the Fund, any agent or person designated by the Fund or any regulatory agency having authority over the Fund.

     8.  CONFIDENTIALITY.  PFPC agrees to keep confidential all records of the
         ---------------
Fund and information relating to the Fund and its shareholders (past, present and future), its investment adviser and its principal underwriter, unless the release of such records or information is otherwise consented to, in writing, by the Fund prior to its release. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

     9.  COOPERATION WITH ACCOUNTANTS.  PFPC shall cooperate with the Fund's
         ----------------------------
independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

     10.  DISASTER RECOVERY.  PFPC shall enter into and shall maintain in effect
          -----------------
with appropriate parties one or more agreements making reasonable provisions for periodic backup of computer files and data with respect to the Fund and emergency use of electronic data processing equipment. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement and provided further that PFPC has complied with the provisions of this paragraph 10.

     11.  COMPENSATION.  As compensation for services rendered by PFPC during
          ------------
the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC.

     12.  INDEMNIFICATION.
          ---------------

          (a) The Fund agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, penalties, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) reasonable attorneys' fees and disbursements, arising directly or indirectly from (i) any action or omission to act which PFPC takes (a) at the request or on the direction of or in reliance on the advice of the Fund or (b) upon Oral Instructions or Written Instructions or (ii) the acceptance, processing and/or negotiation of checks or other methods utilized for the purchase of Shares. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement. The Fund's liability to PFPC for PFPC's acceptance, processing and/or negotiation of checks or other methods utilized for the purchase of Shares shall be limited to the extent of the Fund's policy(ies) of insurance that provide for coverage of such liability, and the Fund's insurance coverage shall take precedence.

          (b) PFPC agrees to indemnify and hold harmless the Fund from all taxes, charges, expenses, assessments, penalties, claims and liabilities arising from PFPC's obligations pursuant to this Agreement (including, without limitation, liabilities arising under the Securities Laws, and any state and foreign securities and blue sky laws, and amendments thereto) and expenses, including (without limitation) reasonable attorneys' fees and disbursements arising directly or indirectly out of PFPC's or its nominee's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

          (c) In order that the indemnification provisions contained in this Paragraph 12 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

          (d) The members of the Board of the Fund, its officers and shareholders, or of any Portfolio thereof, shall not be liable for any obligations of the Fund, or any such Portfolio, under this Agreement, and PFPC agrees that in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Fund or the particular Portfolio in settlement of such rights or claims and not to such members of the Board, its officers or shareholders. PFPC further agrees that it will look only to the assets and property of a particular Portfolio of the Fund, should the Fund have established separate series, in asserting any rights or claims under this Agreement with respect to services rendered with respect to that Portfolio and will not seek to obtain settlement of such rights or claims from the assets of any other Portfolio of the Fund.

     13.    INSURANCE.  PFPC shall maintain insurance of the types and in the
            ---------
amounts deemed by it to be appropriate. To the extent that policies of insurance may provide for coverage of claims for liability or indemnity by the parties set forth in this Agreement, the contracts of insurance shall take precedence, and no provision of this Agreement shall be construed to relieve an insurer of any obligation to pay claims to the Fund, PFPC or other insured party which would otherwise be a covered claim in the absence of any provision of this Agreement.

     14.    SECURITY.
            --------

            (a) PFPC represents and warrants that, to the best of its knowledge, the various procedures and systems which PFPC has implemented with regard to the safeguarding from loss or damage attributable to fire, theft or any other cause (including provision for twenty-four hours a day restricted access) of the Fund's blank checks, certificates, records and other data and PFPC's equipment, facilities and other property used in the performance of its obligations hereunder are adequate, and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. PFPC shall review such systems and procedures on a periodic basis, and the Fund shall have reasonable access to review these systems and procedures.

            (b) Y2K Compliance. PFPC further represents and warrants that any and all electronic data processing systems and programs that it uses or retains in connection with the provision of services hereunder on or before January 1, 1999 will be year 2000 compliant.

     15.  RESPONSIBILITY OF PFPC.
          ----------------------
          (a) PFPC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts in performing services provided for under this Agreement. PFPC shall be liable for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, negligence or reckless disregard of such duties.

          (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, PFPC shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to
Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

          (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PFPC's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

          (d) Notwithstanding anything in this Agreement to the contrary, the Fund shall not be liable to PFPC nor its affiliates for any consequential, special or indirect losses or damages which PFPC or its affiliates may incur or suffer by or as a consequence of PFPC's performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by the Fund.

     16.  DESCRIPTION OF SERVICES.
          -----------------------

          (a)  Services Provided on an Ongoing Basis, If Applicable.
               -----------------------------------------------------

               (i) Calculate 12b-1 payments to financial intermediaries, including brokers, and financial intermediary trail commissions;

               (ii) Develop, monitor and maintain, in consultation with the Fund, all systems necessary to implement and operate a tiered distribution system, including any conversion feature, as described in the registration statement and related documents of the Fund, as they may be amended from time to time;

               (iii) Calculate contingent deferred sales charge amounts upon redemption of Fund shares and deduct such amounts from redemption proceeds;

               (iv) Calculate front-end sales load amounts at time of purchase of shares;

               (v) Determine dates of conversion of a particular class and effect the same;

               (vi)    Establish and maintain proper shareholder registrations;

               (vii) Review new applications and correspond with shareholders to complete or correct information;

               (viii)  Direct payment processing of checks or wires;

               (ix) Prepare and certify stockholder lists in conjunction with proxy solicitations;

               (x) Prepare and mail to shareholders confirmation of activity;

               (xi) Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

               (xii) Send duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with PFPC;

               (xiii) Provide periodic shareholder lists, outstanding share calculations and related statistics to the Fund;

               (xiv) Provide detailed data for underwriter/broker confirmations;

               (xv) Prepare and mail required calendar and taxable year-end tax and statement information (including forms 1099-DIV and 1099-B and accompanying statements);

               (xvi) Notify on a daily basis the investment adviser, accounting agent, and custodian of fund activity;

               (xvii) Perform, itself or through a delegate, such of the services, whether or not included within the scope of another paragraph of this Paragraph 16(a), specified on Annex I of the related Delegation Agreement as may be agreed upon from time to time; and

               (xviii) Perform other participating broker-dealer shareholder services as may be agreed upon from time to time.

          (b)  Services Provided by PFPC Under Oral Instructions or Written
               ------------------------------------------------------------
               Instructions.
               ------------

               (i) Accept and post daily Fund and class purchases and redemptions;

               (ii) Accept, post and perform shareholder transfers and exchanges;

               (iii)    Pay dividends and other distributions;

               (iv)     Solicit and tabulate proxies; and

               (v)      Cancel certificates.

          (c)  Purchase of Shares.  PFPC shall issue and credit an account of an
               ------------------
investor, in the manner described in the Fund's prospectus, once it receives:

               (i)      A purchase order;

               (ii)     Proper information to establish a shareholder account;
                        and

               (iii) Confirmation of receipt or crediting of funds for such order to the Fund's custodian.

          (d)  Redemption of Shares.  PFPC shall redeem Shares only if that
               --------------------
function is properly authorized by the Fund's organizational documents or resolutions of the Fund's Board. Shares shall be redeemed and payment therefor shall be made in accordance with the Fund's or Portfolio's prospectus.

               (i)      Broker-Dealer Accounts.
                        ----------------------

                        When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Fund's or Portfolio's custodian (the "Custodian") has provided PFPC with funds, PFPC shall (a) transfer by Fedwire or other agreed upon electronic means such redemption payment to the broker-dealer for the credit to, and for the benefit of, the customer's account or (b) shall prepare and send a redemption check to the broker-dealer, made payable to the broker-dealer on behalf of its customer.

               (ii)     Fund-Only Accounts.
                        ------------------

                        If Shares (or appropriate instructions) are received in proper form, at the Fund's request Shares may be redeemed before the funds are provided to PFPC from the Custodian. If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides PFPC with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

                        (a) the surrendered certificate is drawn to the order of an assignee or holder and transfer authorization is signed by the recordholder; or

                        (b) transfer authorizations are signed by the recordholder when Shares are held in book-entry form.

          (e)  Dividends and Distributions.  Upon receipt of a resolution of the
               ---------------------------
Fund's Board authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the appropriate Fund's or Portfolio's prospectus. PFPC shall mail to the Fund's shareholders and the IRS and other appropriate taxing authorities such tax forms, or permissible substitute forms, and other information relating to dividends and distributions paid by the Fund (including designations of the rate at which portions of distributions of net capital gain are taxed) as are required to be filed and mailed by applicable law, rule or regulation within the time required thereby. PFPC shall mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

          (f)  Shareholder Account Services.
               ----------------------------

               (i) PFPC will arrange, in accordance with the appropriate Fund's or Portfolio's prospectus, for issuance of Shares obtained through:

               - The transfer of funds from shareholders' accounts at financial institutions, provided PFPC receives advance Oral or Written Instruction of such transfer;

               -        Any pre-authorized check plan; and

               - Direct purchases through broker wire orders, checks and applications.

               (ii) PFPC will arrange, in accordance with the appropriate Fund's or Portfolio's prospectus, for a shareholder's:

               - Exchange of Shares for shares of another fund with which the Fund has exchange privileges;

               - Automatic redemption from an account where that shareholder participates in a systematic withdrawal plan; and/or

               - Redemption of Shares from an account with a checkwriting privilege.

          (g)  Communications to Shareholders. Upon timely Written Instructions,
               ------------------------------
PFPC shall mail all communications by the Fund to its shareholders, including:

               (i)      Reports to shareholders;

               (ii)     Confirmations of purchases and sales of Fund shares;

               (iii)    Monthly or quarterly statements;

               (iv)     Dividend and distribution notices;

               (v)      Proxy material; and

               (vi) Tax forms (including substitute forms) and accompanying information containing the information required by paragraph 16(e).

          If requested by the Fund, PFPC will receive and tabulate the proxy cards for the meetings of the Fund's shareholders and supply personnel to serve as inspectors of election.

          (h)  Records.  PFPC shall maintain those records required by the
               -------
Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder with respect to shareholder accounts or by transfer agents generally, including records of the accounts for each shareholder showing the following information:

               (i) Name, address and United States Taxpayer Identification or Social Security number;

               (ii) Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

               (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid, their character (e.g. ordinary income, net capital gain, exempt-interest, foreign tax-credit and dividends received deduction eligible) for federal income tax purposes and the date and price for all transactions on a shareholder's account;

               (iv) Any stop or restraining order placed against a shareholder's account;

               (v) Any correspondence relating to the current maintenance of a shareholder's account;

               (vi)    Information with respect to withholdings; and

               (vii) Any information required in order for the transfer agent to perform any calculations contemplated or required by this Agreement.

          (i)  Lost or Stolen Certificates.  PFPC shall place a stop notice
               ---------------------------
against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. The lost or stolen certificate will be canceled and uncertificated Shares will be issued to a shareholder's account only upon:

               (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PFPC; and

               (ii) Completion of a release and indemnification agreement signed by the shareholder to protect PFPC and its affiliates.

          (j)  Shareholder Inspection of Stock Records.  Upon a request from any
               ---------------------------------------
Fund shareholder to inspect stock records, PFPC will notify the Fund, and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees and does hereby release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's shareholder records.

          (k)  Withdrawal of Shares and Cancellation of Certificates.  Upon
               -----------------------------------------------------
receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

     17.  DURATION AND TERMINATION.
          ------------------------

          (a) This Agreement shall be effective on the date first written above and shall continue until August 1, 2000 (the "Initial Term"). Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Terms") each provided that it may be terminated by either party during a Renewal Term upon written notice given at least ninety (90) days prior to termination. During either the Initial Term or the Renewal Terms, this Agreement may also be terminated on an earlier date by either party for cause.

          (b)  With respect to the Fund, cause includes, but is not limited to,
(i) PFPC's material breach of this Agreement causing it to fail to substantially perform its duties under this Agreement. In order for such material breach to constitute "cause" under this Paragraph, PFPC must receive written notice from the Fund specifying the material breach and PFPC shall not have corrected such breach within a 15-day period; (ii) financial difficulties of PFPC evidenced by the authorization or commencement of a voluntary or involuntary bankruptcy under the U.S. Bankruptcy Code or any applicable bankruptcy or similar law, or under any applicable law of any jurisdiction relating to the liquidation or reorganization of debt, the appointment of a receiver or to the modification or alleviation of the rights of creditors; and (iii) issuance of an administrative or court order against PFPC with regard to the material violation or alleged material violation of the Securities Laws or other applicable laws related to its business of performing transfer agency services;

          (c) With respect to PFPC, cause includes, but is not limited to, the failure of the Fund to pay the compensation set forth in writing pursuant to Paragraph 11 of this Agreement. (d) Any notice of termination for cause in conformity with subparagraphs (a), (b) and (c) of this Paragraph by the Fund shall be effective thirty (30) days from the date of any such notice. Any notice of termination for cause by PFPC shall be effective 90 days from the date of such notice.

          (e) Upon the termination hereof, the Fund shall pay to PFPC such compensation as may be due for the period prior to the date of such termination. In the event that the Fund designates a successor to any of PFPC's obligations under this Agreement, PFPC shall, at the direction and expense of the Fund, transfer to such successor all relevant books, records and other data established or maintained by PFPC hereunder including, a certified list of the shareholders of the Fund or any Portfolio thereof with name, address, and if provided, taxpayer identification or Social Security number, and a complete record of the account of each shareholder. To the extent that PFPC incurs expenses related to a transfer of responsibilities to a successor, other than expenses involved in PFPC's providing the Fund's books and records described in the preceding sentence to the successors, PFPC shall be entitled to be reimbursed for such extraordinary expenses, including any out-of-pocket expenses reasonably incurred by PFPC in connection with the transfer.

          (f) Any termination effected pursuant to this Paragraph shall not affect the rights and obligations of the parties under Paragraph 12 hereof.

          (g) Notwithstanding the foregoing, this Agreement shall terminate with respect to the Fund or any Portfolio thereof upon the liquidation, merger, or other dissolution of the Fund or Portfolio or upon the Fund's ceasing to be a registered investment company.

     18.  REGISTRATION AS A TRANSFER AGENT.  PFPC represents that it is
          --------------------------------
currently registered with the appropriate federal agency for the registration of transfer agents, or is otherwise permitted to lawfully conduct its activities without such registration and that it will remain so registered or able to so conduct such activities for the duration of this Agreement. PFPC agrees that it will promptly notify the Fund in the event of any material change in its status as a registered transfer agent. Should PFPC fail to be registered with the SEC as a transfer agent at any time during this Agreement, and such failure to register does not permit PFPC to lawfully conduct its activities, the Fund may, on written notice to PFPC, terminate this Agreement upon five days written notice to PFPC.

     19.  NOTICES.  All notices and other communications, including Written
          -------
Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Fund, at the address of the Fund or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device during regular business hours, it shall be deemed to have been given immediately; if sent at a time other than regular business hours, such notice shall be deemed to have been given at the opening of the next business day. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a notice hereunder shall be paid by the sender.

     20.  AMENDMENTS.  This Agreement, or any term thereof, may be changed or
          ----------
waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

     21.  ADDITIONAL PORTFOLIOS.  In the event that the Fund establishes one or
          ---------------------
more investment series in addition to and with respect to which it desires to have PFPC render services as transfer agent, registrar, dividend disbursing agent and related services agent under the terms set forth in this Agreement, it shall so notify PFPC in writing, and PFPC shall agree in writing to provide such services, and such investment series shall become a Portfolio hereunder, subject to such additional terms, fees and conditions as are agreed to by the parties.

     22.  DELEGATION; ASSIGNMENT.
          ----------------------

          (a) PFPC may, at its own expense, assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PFPC or PNC Bank Corp., provided that (i) PFPC gives the Fund thirty (30) days' prior written notice; (ii) the delegate (or assignee) agrees with PFPC and the Fund to comply with all relevant provisions of the Securities Laws; and (iii) PFPC and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee). The assignment and delegation of any of PFPC's duties under this subparagraph (a) shall not relieve PFPC of any of its responsibilities or liabilities under this Agreement.

          (b) PFPC may delegate to PaineWebber Incorporated its obligation to perform the services described on Annex I to the related Delegation Agreement. In addition, PFPC may assign its rights and delegate its other duties hereunder to PaineWebber Incorporated or Mitchell Hutchins Asset Management Inc. or an affiliated person of either, provided that (i) PFPC gives the Fund thirty (30) days' prior written notice; (ii) the delegate (or assignee) agrees with PFPC and the Fund to comply with all relevant provisions of the Securities Laws; and
(iii) PFPC and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee). In assigning its rights and delegating its duties under this paragraph, PFPC may impose such conditions or limitations as it determines appropriate including the condition that PFPC be retained as a sub-transfer agent.

          (c) In the event that PFPC assigns its rights and delegates its duties under this section, no amendment of the terms of this Agreement shall become effective without the written consent of PFPC.

     23.  COUNTERPARTS.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     24.  FURTHER ACTIONS.  Each party agrees to perform such further acts and
          ---------------
execute such further documents as are necessary to effectuate the purposes hereof.

     25.  MISCELLANEOUS.
          -------------

          (a)  Entire Agreement.  This Agreement embodies the entire agreement
               ----------------
and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to services to be performed and fees payable under this Agreement.

          (b)  Captions.  The captions in this Agreement are included for
               --------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          (c)  Governing Law.  This Agreement shall be deemed to be a contract
               -------------
made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

          (d)  Partial Invalidity.  If any provision of this Agreement shall be
               ------------------
held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          (e)  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (f)  Facsimile Signatures.  The facsimile signature of any party to
               --------------------
this Agreement shall constitute the valid and binding execution hereof by such party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                        PFPC INC.

                                        By:    /s/ Stephen M. Wynne
                                               --------------------
                                        Name:  Stephen M. Wynne
                                        Title: Executive Vice President


                                        MITCHELL HUTCHINS LIR
                                        MONEY SERIES

                                        By:    /s/ Dianne E. O'Donnell
                                               -----------------------
                                        Name:  Dianne E. O'Donnell
                                        Title: Vice President and Secretary

                                    ANNEX A

                                  Portfolios

                            LIR Liquid Assets Fund

                          AUTHORIZED PERSONS APPENDIX


NAME (TYPE)                                  SIGNATURE


________________________


________________________


________________________


________________________


________________________


________________________

            TRANSFER AGENCY - RELATED SERVICES DELEGATION AGREEMENT

     THIS AGREEMENT is made as of February 1, 2000 by and between PFPC INC., a Massachusetts corporation ("PFPC") and PAINEWEBBER INCORPORATED, a Delaware corporation ("PaineWebber").

     WHEREAS, PFPC has entered, or may from time to time in the future enter, into agreements substantially in the form of Exhibit 1 hereto ("Transfer Agency and Related Services Agreements") to provide transfer agency and related services to various open-end management investment companies that are part of the PaineWebber Family of Mutual Funds ("Funds"); and

     WHEREAS, under the Transfer Agency and Related Services Agreements PFPC is authorized to delegate to PaineWebber its obligation to perform services thereunder; and

     WHEREAS, subject to the terms and conditions hereof, PFPC wishes to delegate to PaineWebber, and PaineWebber wishes to perform, certain of the transfer agency-related services that PFPC is obligated to perform under the Transfer Agency and Related Services Agreements;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, PFPC and PaineWebber hereby agree as follows:

     1.   Delegation.  PFPC hereby delegates to PaineWebber its duty and
          ----------
obligation under each of the Transfer Agency and Related Services Agreements to perform those services specified in Annex I hereto (the "Delegated Services"), and PaineWebber hereby agrees to perform the Delegated Services in accordance with the terms and conditions hereof. In the event that PFPC determines to delegate, and PaineWebber agrees in writing to perform, additional services now or hereafter required to be performed by PFPC under one or more of the Transfer Agency and Related Services Agreements, such additional services shall constitute Delegated Services hereunder, provided, however, that PaineWebber shall receive such additional compensation for the performance of those additional services as shall be agreed upon between the parties.

     2.   Responsibilities of PaineWebber.  PaineWebber shall perform the
          -------------------------------
Delegated Services in accordance with the terms and conditions of the Transfer Agency and Related Services Agreements.

     PaineWebber undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PaineWebber hereunder. Except as specifically set forth herein, PaineWebber assumes no responsibility for such compliance by the Fund or any of its Portfolios.

     PaineWebber shall prepare and maintain in complete and accurate form all books and records necessary for it to perform the Delegated Services including (a) all those records required to be prepared and maintained by the Fund under the Investment Company Act of 1940, as amended, by other applicable Securities Laws, rules and regulations and by state laws and (b) such books and records as are necessary for PaineWebber to perform all of the services it agrees to provide in this Agreement and the annexes attached hereto. The books and records pertaining to the Fund, which are in the possession or under the control of PaineWebber, shall be the property of the Fund. The Fund and Authorized Persons shall have access to such books and records in the possession or under the control of PaineWebber at all times during PaineWebber's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records in the possession or under the control of PaineWebber shall be provided by PaineWebber to the Fund or to an Authorized Person. Upon reasonable notice by the Fund, PaineWebber shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visits by the Fund, any agent or person designated by the Fund or any regulatory agency having authority over the Fund.

     PaineWebber further represents and warrants that any and all electronic data processing systems and programs that it uses or retains in connection with the provision of services hereunder prior to 1999 will be year 2000 compliant. In performing the Delegated Services, PaineWebber shall be subject to the same record keeping and other responsibilities, duties and standards of care and shall have the same rights, benefits (other than compensation), liabilities and limitations as are applicable to PFPC under the Transfer Agency and Related Services Agreements with respect to the performance of the same services.

     3.   Compensation. PaineWebber shall perform the Delegated Services without
          ------------
compensation from PFPC unless and until an affirmative determination is made by PaineWebber that the payment of fees and expense reimbursements would be permissible under the provisions of ERISA or other applicable laws. If it is later determined by PaineWebber that compensation is permissible and appropriate, then PFPC will pay to PaineWebber the fees and expense reimbursements as agreed at that future time, provided that PFPC shall not be obligated to pay such compensation to PaineWebber with respect to any invoice for which PFPC has not received payment from the Fund pursuant to the Transfer Agency and Related Services Agreement.

     4.   Duration and Termination.  This Agreement shall be effective upon the
          ------------------------
date first above written and, unless sooner terminated as set forth herein, shall continue with respect to each Transfer Agency and Related Services Agreement for so long as that Transfer Agency and Related Services Agreement remains in effect. This Agreement may be terminated for cause upon at least thirty (30) days prior written notice. For purposes of this paragraph, "cause" shall mean:

          (a) in the case of a termination by PaineWebber, the failure of PFPC to timely pay the compensation to PaineWebber that is provided for hereunder; and

          (b) in the case of a termination by PFPC, (i) PaineWebber's material breach of this Agreement causing it to fail to substantially perform its duties under this Agreement, provided that PaineWebber has received written notice from PFPC specifying the material breach and has not corrected such breach within a 15-day period; (ii) financial difficulties of PaineWebber evidenced by the authorization or commencement of a voluntary or involuntary bankruptcy under the U.S. Bankruptcy Code or any applicable bankruptcy or similar law, or under any reorganization of debt, the appointment of a receiver or to the modification or alleviation of the rights of creditors; and (iii) issuance of an administrative or court order against PaineWebber with regard to the material violation or alleged material violation of the Securities Laws or other applicable laws related to the performance of transfer agency-related services.

     5.   Miscellaneous.
          -------------

          (a) Unless the context otherwise requires, all capitalized terms not otherwise defined herein shall have the same meanings as in the Transfer Agency and Related Services Agreement attached as Exhibit 1 hereto.

          (b) It is understood and agreed that all Delegated Services performed by PaineWebber under this Agreement will be as an independent contractor and not as an employee or agent of PFPC or the Funds.

          (c) This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

          (d) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          (e) This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law without regard to principles of conflicts of law.

          (f) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          (g) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (h) The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

          (i) This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

     IN WITNESS WHEREOF, PFPC and PaineWebber have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                        PFPC INC.

                                        By:    /s/ Stephen M. Wynne
                                               --------------------
                                        Name:  Stephen M. Wynne
                                        Title: Executive Vice President


                                        PAINEWEBBER INCORPORATED

                                        By:    /s/ Rob P. Wolfangel
                                               --------------------
                                        Name:  Rob P. Wolfangel
                                        Title: Senior Vice President

                                    ANNEX I

                              DELEGATED SERVICES

     The following transfer agency-related services that are required to be performed under the Transfer Agency and Related Services Agreements are delegated by PFPC to PaineWebber:

a. Establish and maintain a dedicated service center with sufficient facilities, equipment and skilled personnel to address all shareholder inquiries received by telephone, mail or in-person regarding the Funds and their accounts

b. Provide timely execution of redemptions, exchanges and non-financial transactions directed to investment executives and specifically requested by Fund shareholders

c. Issue checks from proceeds of Fund share redemptions to shareholders as directed by the shareholders or their agents

d.   Process and maintain shareholder account registration information

e. With respect to customer accounts maintained through PaineWebber Incorporated, review new applications and correspond with shareholders to complete or correct information

f. Prepare and mail monthly or quarterly consolidated account statements that reflect PaineWebber Mutual Fund balances and transactions (such information to be combined with other activity and holdings in investors' brokerage accounts)

g. Establish and maintain a dedicated service center with sufficient facilities, equipment and skilled personnel to address all branch inquiries regarding operational issues and performance

h. Capture, process and mail required tax information to shareholders and report this information to the Internal Revenue Service

i. Provide the capability to margin PaineWebber Mutual Funds held within the client's brokerage account

j. Prepare and provide shareholder registrations for mailing of proxies, reports and other communications to shareholders

k. Develop, maintain and issue checks from the PaineWebber systematic withdrawal plan offered within the client's brokerage account

l. Maintain duplicate shareholder records and reconcile those records with those at the transfer agent

m. Process and mail duplicate PaineWebber monthly or quarterly statements to PaineWebber Investment Executives

n. Establish and maintain shareholder distribution options (i.e., election to have dividends paid in cash, rather than reinvested in Fund shares)

o. Process and mail purchase, redemption and exchange confirmations to Fund shareholders and PaineWebber Investment Executives

p. Issue dividend checks to shareholders that select cash distributions to their brokerage account

q. Develop and maintain the automatic investment plan offered within the client's brokerage account

r. Provide bank-to-bank wire transfer capabilities related to transactions in Fund shares

s. Maintain computerized compliance programs for blue sky and non-resident alien requirements (only with respect to PaineWebber Cashfund, Inc.)